UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2022

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Australian Avenue, Suite 800, West Palm Beach, Florida.	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 9, 2022, the Board of Directors of Rennova Health, Inc. (the “Company”) approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”), to effect a 1-for-10,000 reverse stock split of the Company’s shares of common stock to be effective on March 15, 2022. On December 15, 2021, the holders of a majority of the total voting power of the Company’s securities approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of all of the Company’s shares of common stock at a specific ratio within a range from 1-for-2,000 to 1-for-10,000, and granted authorization to the Board of Directors to determine in its discretion the specific ratio and timing of the reverse split on or prior to December 31, 2022.

As a result of the reverse stock split, every 10,000 shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of the Company’s common stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse stock split, other than as a result of the cash payment for any fractional shares that would have otherwise been issued. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in respect of such fraction of a share of common stock. No fractional shares will be issued in connection with the reverse stock split.

The reverse stock split will become effective at 5:00 p.m., Eastern Time, on March 15, 2022 and the Company’s common stock will trade on a post-split basis at the open of business on March 16, 2022. The par value and other terms of the common stock will not be affected by the reverse stock split. As described in the Company’s information statement, dated December 15, 2021, the holders of a majority of the total voting power of the Company’s securities also approved an increase in the authorized shares of our common stock from 50 billion to 250 billion shares.  The amendment to be filed with the Secretary of State of the State of Delaware to effect the reverse stock split will also include that increase in the authorized shares of common stock.

All outstanding preferred shares, stock options, warrants, and equity incentive plans immediately prior to the reverse stock split will generally be appropriately adjusted by dividing the number of shares of common stock into which the preferred shares, stock options, warrants and equity incentive plans are exercisable or convertible by 10,000 and multiplying the exercise or conversion price by 10,000, as a result of the reverse stock split.

The Company’s transfer agent, Computershare Inc., is acting as exchange agent for the reverse stock split and will as necessary send instructions to stockholders of record regarding the exchange of certificates for common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated March 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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